To: **Denise W. Merrill**
Office of the Secretary of the State
State of Connecticut
30 Trinity Street
Hartford, CT 06106

STATE OF CONNECTICUT
STATEMENT OF DOMESTICATION
PURSUANT TO SECTION 34-645 OF THE CONNECTICUT BUSINESS CORPORATION ACT

The undersigned, for the purpose of domesticating Microphase Corporation, a corporation formed under the laws of the state of Connecticut, to a corporation governed by the state of Delaware, does hereby execute the following Statement of Domestication:

(1) The name, jurisdiction of organization and type of the domesticating entity:

Microphase Corporation
Name of Entity

Connecticut
Jurisdiction

Corporation
Entity Type

(2) The name, jurisdiction of organization and type of the domesticated entity:

Microphase Corporation
Name of Entity

Delaware
Jurisdiction

Corporation

(3) **Effective Date:** December 12, 2016

(4) This domestication was approved in accordance with Title 34, Chapter 616 Part V of the Connecticut General Statutes.

(5) The address of the registered office of the Corporation in the State of Delaware is:

Jeffrey W. Bullock
Secretary of State
Townsend Building
401 Federal St. #4
Dover, DE 19901

(6) The registered agent for the Corporation is the Secretary of the State of Connecticut.

Office of the Secretary of the State
State of Connecticut
30 Trinity Street
Hartford, CT 06106

Please forward to the following address: 100 Trap Falls Road Extension, Suite 400
Shelton, Connecticut 06484

FILING #0005717291 PG 02 OF 02 VOL B-02279
FILED 12/12/2016 04:00 PM PAGE 03596
SECRETARY OF THE STATE
CONNECTICUT SECRETARY OF THE STATE

Dated: December 9, 2016

MICROPHASE CORPORATION

By: [signature]
Michael Ghadaksaz
Chief Executive Officer

REC + PC